UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2014

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Premier Exhibitions, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida	000-24452	20-1424922
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia	30326
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (404) 842-2600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 9, 2014, Premier Exhibitions, Inc. (the “Company”), entered into a Lease Agreement and Rider to Lease Agreement (together, the “Lease Agreement”) with 417 Fifth Ave Real Estate LLC (the “Landlord”) to lease an exhibition space at 417 5th Avenue in New York City.  The leased space is on the first and second floors of a building located in the borough of Manhattan in New York City and consists of 51,232 rentable square feet of exhibition and retail space.  The Company intends to install unique signage on Fifth Avenue that will provide significant visibility on one of the city’s major thoroughfares.

The Landlord will manage construction of the space and will deliver the premises ready for the installation of the Company’s exhibitions.  The Company anticipates opening exhibitions at the space during September 2014.

Pursuant to the Lease Agreement, the Company will pay annual rent of $4.26 million per year during each of the first five years of the lease and $4.66 million per year thereafter.  Provided the Lease Agreement is in full force and effect and the Company is not in default, the Company shall be entitled to an abatement of rent during the first six months and during months twenty-one through twenty-four of the Lease Agreement, for a total of ten months of abated rent.

The Lease Agreement is for a term of ten years and ten months.   The Company has two options to extend the Lease Agreement, upon twelve months written notice, for successive five-year renewal terms.  The annual rent during the renewal terms shall be the then full fair market value of the leased space, taking into consideration all relevant factors.

As security for the Lease Agreement, the Company has posted an irrevocable letter of credit for the amount of $800,000 and will provide an additional irrevocable letter of credit in the amount of $900,000 on March 1, 2015.

The Lease Agreement permits a reduction in the first floor space leased by the Tenant in connection with a modification of the Tenant’s use of the first floor space.  In the event of a reduction of such space, the annual rental payments would be reduced accordingly, as provided in more detail in the Lease Agreement.

This summary does not purport to be complete and is qualified by reference to the full text of the Lease Agreement and Rider to the Lease Agreement, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information included under Item 1.01 above is incorporated herein by reference.

Item 8.01	Other Events.

On April 15, 2014, Premier Exhibitions, Inc. issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Lease Agreement between Premier Exhibitions, Inc. and 417 Fifth Ave Real Estate, LLC, dated April 9, 2014.

10.2	Rider to Lease Agreement between Premier Exhibitions, Inc. and 417 Fifth Ave Real Estate, LLC, dated April 9, 2014. ***

99.1	Press Release dated April 15, 2014

*** Confidential treatment requested for selected provisions therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.

By: /s/ Samuel S. Weiser
Samuel S. Weiser
Chief Executive Officer

Date: April 15, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1	Lease Agreement between Premier Exhibitions, Inc. and 417 Fifth Ave Real Estate, LLC, dated April 9, 2014.

10.2	Rider to Lease Agreement between Premier Exhibitions, Inc. and 417 Fifth Ave Real Estate, LLC, dated April 9, 2014. ***

99.1	Press Release dated April 15, 2014.

*** Confidential treatment requested for selected provisions therein.